FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS RECORD SECOND QUARTER FINANCIAL RESULTS

GAAP diluted EPS of $1.71 up 17.1% over prior-year GAAP diluted EPS; non-GAAP diluted EPS of $1.75 up 6.7% over prior-year non-GAAP diluted EPS

MELVILLE, N.Y., August 8, 2017 – Henry Schein, Inc. (Nasdaq: HSIC), the world’s largest provider of health care products and services to office-based dental, animal health, and medical practitioners, today reported record second quarter financial results.

Net sales for the quarter ended July 1, 2017 were $3.1 billion, an increase of 6.5% compared with the second quarter of 2016. This consisted of 7.7% growth in local currencies and a 1.2% decline related to foreign currency exchange. In local currencies, internally generated sales increased 4.4% and acquisition growth was 3.3% (see Exhibit A for details of sales growth).

Net income attributable to Henry Schein, Inc. for the second quarter of 2017 was $136.1 million, or $1.71 per diluted share. This represents growth of 13.3% and 17.1%, respectively, compared with GAAP results for the second quarter of 2016. Non-GAAP net income for the second quarter of 2017 was $139.3 million, or $1.75 per diluted share. This represents growth of 2.9% and 6.7%, respectively, compared with non-GAAP  results for the secondquarter of 2016. Note that the second quarter of 2017 included a litigation settlement expense of $5.3 million pretax, or $0.04 per diluted share, and the second quarter of 2016 included restructuring costs of $20.4 million pretax, or $0.18 per diluted share (see Exhibit B for reconciliation of GAAP net income and EPS to non-GAAP  net income and EPS).

 “We are pleased with overall sales results for the second quarter of 2017 in each of our global Dental, Animal Health, and Medical businesses. We delivered solid earnings per share growth as we continue to implement our strategy of growing the business organically and through acquisitions,” said Stanley M. Bergman, Chairman of the Board and Chief Executive Officer of Henry Schein.

Dental sales of $1.5 billion increased 8.4%, consisting of 9.4% growth in local currencies and a 1.0% decline related to foreign currency exchange. In local currencies, internally generated sales increased 3.1% and acquisition growth was 6.3%. The 3.1% internal growth in local currencies included 3.8% growth in North America and 2.0% growth internationally.

“In North America, dental consumable merchandise internal sales in local currencies grew by 0.8%. Dental equipment internal sales in local currencies increased 14.8%, due in part to an easier prior-year comparable,” commented Mr. Bergman. “Beginning September 1, 2017, we look forward to offering the full range of Dentsply Sirona dental equipment across North America, including the leading CEREC CAD/CAM restoration system, to complement our offering from key suppliers including 3M, 3Shape, A-dec, Danaher, Ivoclar, Midmark, Planmeca, and many others.”

Mr. Bergman continued, “International dental consumable merchandise internal sales increased by 1.4% in local currencies, reflecting a generally stable market environment. International dental equipment internal sales grew by 3.6% in local currencies with strength in Germany following the International Dental Show, partially offset by softness in Australia and Italy.”

Animal Health sales of $891.3 million increased 4.4%, consisting of 6.7% growth in local currencies and a 2.3% decline related to foreign currency exchange. In local currencies, internally generated sales increased 5.8% and acquisition growth was 0.9%. The 5.8% internal growth in local currencies included 5.9% growth in North America and 5.7% growth internationally.

“Global Animal Health internal sales growth in local currencies reflects healthy end markets domestically and in the international markets we serve,” commented Mr. Bergman. “Through organic growth and strategic acquisitions we continue to build on our success in partnering with our animal health customers to deliver high-quality solutions and support that help promote longer, healthier pet lives.”

Medical sales of $571.4 million increased 6.1%, consisting of 6.2% growth in local currencies and a 0.1% decline related to foreign currency exchange. In local currencies, internally generated sales increased 6.1% and acquisition growth was 0.1%.

“We believe continued market share gains in our Medical group are the result of our ability to meet the needs of a dynamic, evolving health care market, particularly among large group practices, where we expect to see further consolidation,” remarked Mr. Bergman.

Technology and Value-Added Services sales of $108.5 million increased 1.4%, including 2.8% growth in local currencies and a 1.4% decline related to foreign currency exchange. In local currencies, internally generated sales increased 2.2% and acquisition growth was 0.6%.

“In North America, our Technology and Value-Added Services internal sales growth in local currencies was a modest 0.3%. This growth included 13.6% sales growth in our North America financial services business related to strong dental equipment revenue,” said Mr. Bergman. “Sales growth was negatively impacted by a difficult comparison in the prior year related to revenue associated with a government contract as well as reduced sales primarily related to discontinued lower margin products.”

Mr. Bergman continued, “In international markets, internal growth in local currencies was a robust 12.4%, highlighted by strong software revenue in the U.K. as well as solid growth in our financial services business. We remain confident in our strategic portfolio of technology solutions and value-added services and look forward to continued enhancements as we grow that business over time.”

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Stock Repurchase Plan

The Company announced that it repurchased approximately 289,000 shares of its common stock during the second quarter at an average price of $173.16 per share, or approximately $50 million. The impact of the repurchase of shares on second quarter 2017 diluted EPS was immaterial. At the close of the second quarter, Henry Schein had approximately $150 million authorized for future repurchases of its common stock.

Year-to-Date Results

Net sales for the first half of 2017 were $6.0 billion, an increase of 7.1% compared with the first half of 2016.  This consisted of 8.2% growth in local currencies and a decline of 1.1% related to foreign currency exchange. In local currencies, internally generated sales increased 5.2% and acquisition growth was 3.0%.

Net income attributable to Henry Schein, Inc. for the first half of 2017 was $276.8 million, or $3.48 per diluted share, an increase of 18.4% and 23.0%, respectively, compared with the first half of 2016. Excluding the litigation settlement expense in the first half of 2017, non-GAAP net income for the first half of 2017 was $280.0 million, or $3.52 per diluted share, an increase of 11.0% and 15.4%, respectively, compared with non-GAAP net income for the first half of 2016 (see Exhibit B for reconciliation of GAAP net income and EPS to non-GAAP adjusted net income and EPS).

2017 EPS Guidance

Henry Schein expects full year 2017 diluted EPS to be in the same range as previously disclosed, except for the $0.04 litigation settlement expense.

•         2017 GAAP diluted EPS attributable to Henry Schein, Inc., which includes the litigation settlement expense of $0.04 per diluted share, is expected to be $7.13 to $7.26. This guidance reflects growth of 15% to 17% compared with 2016 GAAP diluted EPS of $6.19. The prior GAAP diluted EPS guidance range was $7.17 to $7.30.

•         2017 non-GAAP diluted EPS, which excludes the litigation settlement expense of $0.04 per diluted share, is expected to be $7.17 to $7.30. This guidance reflects growth of 8% to 10% compared with 2016 non-GAAP diluted EPS of $6.61. Note that full year 2016 non-GAAP diluted EPS excludes restructuring charges of $0.42 per diluted share.

•         The Company notes that fiscal year 2017 includes one less week than fiscal year 2016.

•         Guidance for 2017 GAAP and non-GAAP diluted EPS is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any. Guidance also assumes foreign exchange rates that are generally consistent with current levels.

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Second Quarter 2017 Conference Call Webcast

The Company will hold a conference call to discuss second quarter 2017 financial results today, beginning at 10:00 a.m. Eastern time. Individual investors are invited to listen to the conference call through Henry Schein’s website at www.henryschein.com. In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein, Inc.

Henry Schein, Inc. (Nasdaq: HSIC) is the world’s largest provider of health care products and services to office-based dental, animal health,  and medical practitioners. The Company also serves dental laboratories, government and institutional health care clinics, and other alternate care sites. A Fortune 500® Company and a member of the S&P 500® and the Nasdaq 100® indexes, Henry Schein employs more than 21,000 Team Schein Members and serves more than 1 million customers.

The Company offers a comprehensive selection of products and services, including value-added solutions for operating efficient practices and delivering high-quality care. Henry Schein operates through a centralized and automated distribution network, with a selection of more than 120,000 branded products and Henry Schein private-brand products in stock, as well as more than 180,000 additional products available as special-order items. The Company also offers its customers exclusive, innovative technology solutions, including practice management software and e-commerce solutions, as well as a broad range of financial services.

Headquartered in Melville, N.Y., Henry Schein has operations or affiliates in 32 countries. The Company’s sales reached a record $11.6 billion in 2016, and have grown at a compound annual rate of approximately 15% since Henry Schein became a public company in 1995. For more information, visit Henry Schein at www.henryschein.com, Facebook.com/HenryScheinand @HenrySchein on Twitter.

Cautionary Note Regarding Forward-Looking Statements and Use of Non-GAAP Financial Information

In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein.  All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms.  A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the United States Securities and Exchange Commission, or SEC, and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.

Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: effects of a highly competitive and consolidating market; our dependence on third parties for the manufacture and supply of our products; our dependence upon sales personnel, customers, suppliers and manufacturers; our dependence on our senior management; fluctuations in quarterly earnings; risks from expansion of customer purchasing power and multi-tiered costing structures; increases in shipping costs for our products or other service issues with our third-party shippers; general global macro-economic conditions; risks associated with currency fluctuations; risks associated with political and economic uncertainty; disruptions in financial markets; volatility of the market price of our common stock; changes in the health care industry; implementation of health care laws; failure to comply with regulatory requirements and data privacy laws; risks associated with our global operations; transitional challenges associated with acquisitions and joint ventures, including the failure to achieve anticipated synergies; financial risks associated with acquisitions and joint ventures; litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; increased competition by third party online commerce sites; risks from disruption to our information systems; cyberattacks or other privacy or data security breaches; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation. The order in which these factors appear should not be construed to indicate their relative importance or priority.

We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict.  Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.  We undertake no duty and have no obligation to update forward-looking statements.

Included within the press release are non-GAAP financial measures that supplement the Company’s Consolidated Statements of Income prepared under generally accepted accounting principles (GAAP).  These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude certain items.  In the schedules attached to this press release, the non-GAAP measures have been reconciled to and should be considered together with the Consolidated Statements of Income.  Management believes that non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance and allow for greater transparency with respect to key metrics used by management in operating our business. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

CONTACTS:         Investors

Steven Paladino

Executive Vice President and Chief Financial Officer

steven.paladino@henryschein.com

(631) 843-5500

Carolynne Borders

Vice President, Investor Relations

carolynne.borders@henryschein.com

(631) 390-8105

Media

Ann Marie Gothard

Vice President, Corporate Media Relations

annmarie.gothard@henryschein.com

(631) 390-8169

(TABLES TO FOLLOW)

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	July 1,	June 25,	July 1,	June 25,
	2017	2016	2017	2016

Net sales	$3,059,458	$2,872,630	$5,982,406	$5,585,586
Cost of sales	2,220,285	2,071,161	4,320,313	4,006,275
Gross profit	839,173	801,469	1,662,093	1,579,311
Operating expenses:
Selling, general and administrative	628,511	600,409	1,257,463	1,197,999
Restructuring costs	-	20,383	-	24,441
Operating income	210,662	180,677	404,630	356,871
Other income (expense):
Interest income	4,107	3,556	8,411	6,904
Interest expense	(12,198)	(7,367)	(23,628)	(14,494)
Other, net	728	268	683	3,405
Income before taxes and equity in earnings
of affiliates	203,299	177,134	390,096	352,686
Income taxes	(58,306)	(48,965)	(96,936)	(102,498)
Equity in earnings of affiliates	4,589	4,929	6,675	7,443
Net income	149,582	133,098	299,835	257,631
Less: Net income attributable to noncontrolling interests	(13,527)	(13,001)	(23,032)	(23,782)
Net income attributable to Henry Schein, Inc.	$136,055	$120,097	$276,803	$233,849

Earnings per share attributable to Henry Schein, Inc.:

Basic	$1.72	$1.47	$3.51	$2.87
Diluted	$1.71	$1.46	$3.48	$2.83

Weighted-average common shares outstanding:
Basic	78,874	81,458	78,839	81,516
Diluted	79,538	82,394	79,630	82,565

Note: Certain prior quarter amounts have been reclassified to conform to the current period presentation.

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HENRY SCHEIN, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	July 1,	December 31,
	2017	2016
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$74,654	$62,381
Accounts receivable, net of reserves of $89,145 and $90,329	1,409,060	1,254,139
Inventories, net	1,567,159	1,635,750
Prepaid expenses and other	412,904	360,510
Total current assets	3,463,777	3,312,780
Property and equipment, net	351,381	333,906
Goodwill	2,172,563	2,019,740
Other intangibles, net	636,813	621,180
Investments and other	472,922	442,790
Total assets	$7,097,456	$6,730,396

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$882,674	$977,249
Bank credit lines	577,477	437,476
Current maturities of long-term debt	17,241	65,923
Accrued expenses:
Payroll and related	246,402	266,463
Taxes	152,719	151,750
Other	353,432	391,785
Total current liabilities	2,229,945	2,290,646
Long-term debt	807,625	715,457
Deferred income taxes	89,756	51,589
Other liabilities	288,478	264,264
Total liabilities	3,415,804	3,321,956

Redeemable noncontrolling interests	747,022	607,636
Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized,
none outstanding	-	-
Common stock, $.01 par value, 240,000,000 shares authorized,
79,194,792 outstanding on July 01, 2017 and
79,402,505 outstanding on December 31, 2016	792	794
Additional paid-in capital	-	127,536
Retained earnings	3,134,989	2,981,777
Accumulated other comprehensive loss	(209,526)	(317,041)
Total Henry Schein, Inc. stockholders' equity	2,926,255	2,793,066
Noncontrolling interests	8,375	7,738
Total stockholders' equity	2,934,630	2,800,804
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$7,097,456	$6,730,396

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	July 1,	June 25,	July 1,	June 25,
	2017	2016	2017	2016
Cash flows from operating activities:
Net income	$149,582	$133,098	$299,835	$257,631
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	47,789	42,431	92,538	83,398
Stock-based compensation expense	10,858	13,312	19,355	27,456
Provision for losses on trade and other
accounts receivable	1,239	210	4,049	790
Provision for (benefit from) deferred income taxes	(9,081)	(11,621)	4,415	(4,658)
Equity in earnings of affiliates	(4,589)	(4,929)	(6,675)	(7,443)
Distributions from equity affiliates	6,640	4,156	9,678	6,337
Changes in unrecognized tax benefits	3,249	(53)	(7,627)	2,451
Other	2,326	2,534	5,015	2,361
Changes in operating assets and liabilities,
net of acquisitions:
Accounts receivable	(21,174)	(16,935)	(122,938)	(56,702)
Inventories	87,522	20,465	115,800	34,395
Other current assets	(60,388)	(13,958)	(57,699)	(38,876)
Accounts payable and accrued expenses	14,757	108,527	(179,607)	(107,701)
Net cash provided by operating activities	228,730	277,237	176,139	199,439

Cash flows from investing activities:
Purchases of fixed assets	(19,654)	(13,575)	(36,965)	(26,180)
Payments for equity investments and business
acquisitions, net of cash acquired	(137,766)	(39,879)	(149,586)	(92,441)
Other	677	4,064	(4,872)	(1,765)
Net cash used in investing activities	(156,743)	(49,390)	(191,423)	(120,386)

Cash flows from financing activities:
Proceeds from (repayments of) bank borrowings	(94,775)	(192,590)	139,262	(97,479)
Proceeds from issuance of long-term debt	100,000	34,000	100,000	244,000
Debt issuance costs	(1,133)	(175)	(1,133)	(233)
Principal payments for long-term debt	(2,817)	(367)	(59,184)	(7,921)
Proceeds from issuance of stock upon exercise
of stock options	749	2,661	4,701	9,059
Payments for repurchases of common stock	(50,000)	(57,012)	(100,006)	(157,009)
Payments for taxes related to shares withheld for employee
taxes	(3,809)	(2,853)	(44,414)	(26,567)
Distributions to noncontrolling shareholders	(16,337)	(18,064)	(19,601)	(20,160)
Acquisitions of noncontrolling interests in
subsidiaries	(62)	(2,921)	(4,151)	(35,632)
Net cash provided by (used in) financing activities	(68,184)	(237,321)	15,474	(91,942)

Effect of exchange rate changes on cash and
cash equivalents	7,963	1,420	12,083	4,363
Net change in cash and cash equivalents	11,766	(8,054)	12,273	(8,526)
Cash and cash equivalents, beginning of period	62,888	71,614	62,381	72,086
Cash and cash equivalents, end of period	$74,654	$63,560	$74,654	$63,560

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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Exhibit A - QTD Sales

Henry Schein, Inc.
2017 Second Quarter
Sales Summary
(in thousands)
(unaudited)

Q2 2017 over Q2 2016

Global	Q2 2017	Q2 2016	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$1,488,167	$1,373,188	8.4%	-1.0%	9.4%	6.3%	3.1%

Animal Health	891,331	853,598	4.4%	-2.3%	6.7%	0.9%	5.8%

Medical	571,427	538,825	6.1%	-0.1%	6.2%	0.1%	6.1%

Total Health Care Distribution	2,950,925	2,765,611	6.7%	-1.2%	7.9%	3.4%	4.5%

Technology and value-added services	108,533	107,019	1.4%	-1.4%	2.8%	0.6%	2.2%

Total Global	$3,059,458	$2,872,630	6.5%	-1.2%	7.7%	3.3%	4.4%

North America	Q2 2017	Q2 2016	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$912,471	$865,585	5.4%	-0.4%	5.8%	2.0%	3.8%

Animal Health	473,201	445,918	6.1%	0.0%	6.1%	0.2%	5.9%

Medical	553,734	520,332	6.4%	0.0%	6.4%	0.1%	6.3%

Total Health Care Distribution	1,939,406	1,831,835	5.9%	-0.2%	6.1%	1.1%	5.0%

Technology and value-added services	90,292	90,090	0.2%	-0.1%	0.3%	0.0%	0.3%

Total North America	$2,029,698	$1,921,925	5.6%	-0.2%	5.8%	1.0%	4.8%

International	Q2 2017	Q2 2016	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$575,696	$507,603	13.4%	-2.0%	15.4%	13.4%	2.0%

Animal Health	418,130	407,680	2.6%	-4.8%	7.4%	1.7%	5.7%

Medical	17,693	18,493	-4.3%	-3.8%	-0.5%	0.0%	-0.5%

Total Health Care Distribution	1,011,519	933,776	8.3%	-3.3%	11.6%	8.1%	3.5%

Technology and value-added services	18,241	16,929	7.8%	-7.9%	15.7%	3.3%	12.4%

Total International	$1,029,760	$950,705	8.3%	-3.4%	11.7%	8.0%	3.7%

Exhibit A - YTD Sales

Henry Schein, Inc.
2017 Second Quarter Year to Date
Sales Summary
(in thousands)
(unaudited)

Q2 2017 YTD over Q2 2016 YTD

Global	Q2 2017 YTD	Q2 2016 YTD	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$2,893,325	$2,674,943	8.2%	-0.6%	8.8%	5.8%	3.0%

Animal Health	1,704,270	1,625,011	4.9%	-2.5%	7.4%	1.0%	6.4%

Medical	1,170,313	1,076,942	8.7%	-0.1%	8.8%	0.0%	8.8%

Total Health Care Distribution	5,767,908	5,376,896	7.3%	-1.1%	8.4%	3.2%	5.2%

Technology and value-added services	214,498	208,690	2.8%	-1.3%	4.1%	0.3%	3.8%

Total Global	$5,982,406	$5,585,586	7.1%	-1.1%	8.2%	3.0%	5.2%

North America	Q2 2017 YTD	Q2 2016 YTD	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$1,762,927	$1,700,422	3.7%	0.0%	3.7%	1.4%	2.3%

Animal Health	895,845	845,245	6.0%	0.0%	6.0%	0.3%	5.7%

Medical	1,133,771	1,039,773	9.0%	0.0%	9.0%	0.0%	9.0%

Total Health Care Distribution	3,792,543	3,585,440	5.8%	0.0%	5.8%	0.7%	5.1%

Technology and value-added services	179,345	176,125	1.8%	0.0%	1.8%	0.0%	1.8%

Total North America	$3,971,888	$3,761,565	5.6%	0.0%	5.6%	0.7%	4.9%

International	Q2 2017 YTD	Q2 2016 YTD	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$1,130,398	$974,521	16.0%	-1.7%	17.7%	13.4%	4.3%

Animal Health	808,425	779,766	3.7%	-5.1%	8.8%	1.6%	7.2%

Medical	36,542	37,169	-1.7%	-4.2%	2.5%	0.0%	2.5%

Total Health Care Distribution	1,975,365	1,791,456	10.3%	-3.2%	13.5%	8.0%	5.5%

Technology and value-added services	35,153	32,565	7.9%	-8.6%	16.5%	1.8%	14.7%

Total International	$2,010,518	$1,824,021	10.2%	-3.4%	13.6%	7.9%	5.7%

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Exhibit B

Henry Schein, Inc.
2017 Second Quarter and YTD
Reconciliation of GAAP results of net income attributable to Henry Schein, Inc. to non-GAAP results of net income attributable to Henry Schein, Inc.
(in thousands, except per share data)
(unaudited)

	Second Quarter			Year-to-Date
			%			%
	2017	2016	Growth	2017	2016	Growth
Net Income attributable to Henry Schein, Inc.	$136,055	$120,097	13.3%	$276,803	$233,849	18.4%

Diluted EPS attributable to Henry Schein, Inc.	$1.71	$1.46	17.1%	$3.48	$2.83	23.0%

Non-GAAP Adjustments
Restructuring costs - Pre-tax	$-	$20,383		$-	$24,441
Income tax benefit for restructuring costs	-	(5,096)		-	(6,110)
Litigation settlement - Pre-Tax	5,325	-		5,325	-
Income tax benefit for litigation settlement	(2,130)	-		(2,130)	-

Total non-GAAP adjustments to Net Income
attributable to Henry Schein, Inc.	$3,195	$15,287		$3,195	$18,331

Total non-GAAP adjustments to diluted EPS
attributable to Henry Schein, Inc.	$0.04	$0.18		$0.04	$0.22

Non-GAAP Net Income attributable to Henry Schein, Inc.	$139,250	$135,384	2.9%	$279,998	$252,180	11.0%

Non-GAAP diluted EPS attributable to Henry Schein, Inc.	$1.75	$1.64	6.7%	$3.52	$3.05	15.4%

Management believes that non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance and allow for greater transparency with respect to key metrics used by management in operating our business. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

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